EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Tandy Leather Factory, Inc. (the "Company") for the fiscal year ended December 31, 2011 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), Jon Thompson, as President and Chief Executive Officer, and Shannon L. Greene, as Treasurer and Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30, 2012	By: /s/ Jon Thompson
Jon Thompson
Chief Executive Officer and President

March 30, 2012	By: /s/ Shannon L. Greene
Shannon L. Greene
Chief Financial Officer and Treasurer